Exhibit 10.7
ASSIGNMENT OF MANAGEMENT AGREEMENT
     THIS ASSIGNMENT OF MANAGEMENT AGREEMENT (this “Assignment”) is made and entered into as of May 4, 2011 by and among (i) SIR ARBOR POINTE, LLC, a Delaware limited liability company (“Borrower”), (ii) PNC BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), and (iii) STEADFAST MANAGEMENT COMPANY, INC., a California corporation (the “Manager”).
Recitals
     A. Borrower is the owner of a multifamily residential apartment project located at 2405 Arbor Pointe Drive, Louisville, Kentucky 40220 (the “Mortgaged Property”).
     B. Manager is the managing agent of the Mortgaged Property pursuant to a Management Agreement dated May 4, 2011, between Borrower and Manager (the “Management Agreement”).
     C. Lender is about to make a loan to Borrower in the amount of $5,200,000.00 (the “Loan”). The Loan will be evidenced by a Multifamily Note and will be secured by a Multifamily Mortgage, Assignment of Rents and Security Agreement (the “Security Instrument”) which encumbers the Mortgaged Property.
     D. Borrower is willing to assign its rights under the Management Agreement to Lender as additional security for the Loan.
     E. Manager is willing to consent to this Assignment and to attorn to Lender upon a default by Borrower under the documents evidencing and securing the Loan, and perform its obligations under the Management Agreement for Lender, or its successors in interest, or to permit Lender to terminate the Management Agreement without liability.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower, Lender and Manager agree as follows:
     1. Borrower hereby transfers, assigns and sets over to Lender, its successors and assigns, all right, title and interest of Borrower in and to the Management Agreement. Manager hereby consents to the foregoing assignment. The foregoing assignment is being made by Borrower to Lender as collateral security for the full payment and performance by Borrower of all of its obligations under the loan documents evidencing and securing the Loan. However, until the occurrence of an Event of Default (as such term is defined in the loan documents evidencing and securing the Loan) Borrower may exercise all rights as owner of the Mortgaged Property under the Management Agreement, except as otherwise provided in this Assignment. The foregoing assignment shall remain in effect as long as the Loan, or any part thereof, remains

Fannie Mae Assignment of Management Agreement	Form 4508 4/98 (Page 1)
© 1997-1998 Fannie Mae

unpaid, but shall automatically terminate upon the release of the Security Instrument as a lien on the Mortgaged Property.
     2. Borrower and Manager represent and warrant to Lender that (i) the Management Agreement is unmodified and is in full force and effect, (ii) the Management Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, and (iii) neither party is in default in performing any of its obligations under the Management Agreement.
     3. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for management of the Mortgaged Property from Manager to any other person or entity without the prior written consent of Lender; (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender; and (c) Borrower shall, give Lender written notice of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Mortgaged Property.
     4. Upon receipt by Manager of written notice from Lender that an Event of Default (as that term is defined in the loan documents evidencing and securing the Loan) has occurred and is continuing, Lender shall have the right to exercise all rights as owner of the Mortgaged Property under the Management Agreement.
     5. After the occurrence of an Event of Default, Lender (or its nominee) shall have the right any time thereafter to terminate the Management Agreement, without cause and without liability, by giving written notice to Manager of its election to do so. Lender’s notice shall specify the date of termination, which shall not be less than 30 days after the date of such notice.
     6. On the effective date of termination of the Management Agreement, Manager shall turn over to Lender all books and records relating to the Mortgaged Property (copies of which may be retained by Manager, at Manager’s expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require: Manager shall cooperate with Lender in the transfer of management responsibilities to Lender or its designee. A final accounting of unpaid fees (if any) due to Manager under the Management Agreement shall be made within 60 days after the effective date of termination, but Lender shall not have any liability or obligation to Manager for unpaid fees or other amounts payable under the Management Agreement which accrue before Lender (or its nominee) acquires title to the Mortgaged Property, or Lender becomes a mortgagee in possession.

Fannie Mae Assignment of Management Agreement	Form 4508 4/98 (Page 2)
© 1997-1998 Fannie Mae

     7. Manager’s address for notice is 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. All notices to be given by Lender to Manager shall be given in the same manner as notices to Borrower pursuant to the notice provisions contained in the Security Instrument.
     8. Modifications to this Assignment are attached as Exhibit A and Exhibit B to this Assignment and are incorporated herein by reference.
     9. This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.
[CONTINUED ON FOLLOWING PAGE]

Fannie Mae Assignment of Management Agreement	Form 4508 4/98 (Page 3)
© 1997-1998 Fannie Mae

     IN WITNESS WHEREOF, Borrower, Lender and Manager have executed this Assignment as of the day and year first above written.

Borrower:

SIR ARBOR POINTE, LLC, a Delaware limited liability company

By:	Steadfast Income Advisor, LLC, a Delaware limited liability company
Its:	Manager

By: Name:	/s/ Ana Marie del Rio Ana Marie del Rio
Title:	Secretary
[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fannie Mae Assignment of Management Agreement	Form 4508 4/98 (Page 4)
© 1997-1998 Fannie Mae

Lender:

PNC BANK, NATIONAL ASSOCIATION, a national banking association

By: Name:	/s/ Kelli A. Tyler Kelli A. Tyler
Title:	Vice President
[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fannie Mae Assignment of Management Agreement	Form 4508 4/98 (page 5)
© 1997-1998 Fannie Mae

Manager:

STEADFAST MANAGEMENT COMPANY, INC., a California corporation

By: Name:	/s/ Dinesh Davar Dinesh Davar
Title:	Treasurer/CFO

Fannie Mae Assignment of Management Agreement	Form 4508 4/98 (Page 6)
© 1997-1998 Fannie Mae

EXHIBIT A
MODIFICATIONS TO ASSIGNMENT OF MANAGEMENT AGREEMENT
     The following modifications are made to the text of the Assignment that precedes this Exhibit:
     The Assignment is modified by adding a new Section 10 and a new Section 11 as follows:
     “10. Manager agrees that:
     (a) (i) any fees payable to Manager pursuant to the Management Agreement are and shall be subordinated in right of payment, to the extent and in the manner provided in this Assignment, to the prior payment in full of the Indebtedness (as defined in the Security Instrument), and (ii) the Management Agreement is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Security Instrument and the other loan documents evidencing and securing the Loan and to all advances heretofore made or which may hereafter be made pursuant to the Security Instrument (including all sums advanced for the purposes of (x) protecting or further securing the lien of the Security Instrument, curing defaults by Borrower under the Security Instrument or for any other purposes expressly permitted by the Security Instrument, or (y) constructing, renovating, repairing, furnishing, fixturing or equipping the Mortgaged Property);
     (b) if, by reason of its exercise of any other right or remedy under the Management Agreement, Manager acquires by right of subrogation or otherwise a lien on the Mortgaged Property which (but for this subsection) would be senior to the lien of the Security Instrument, then, in that event, such lien shall be subject and subordinate to the lien of the Security Instrument;
     (c) until Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, Manager shall be entitled to retain for its own account all payments made under or pursuant to the Management Agreement;
     (d) after Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, it will not accept any payment of fees under or pursuant to the Management Agreement without Lender’s prior written consent;

Subordination of Property Management Fees	Form 4508-A 4/98 Page A-l
Modifications to Assignment of Management Agreement
© 1997-1998 Fannie Mae

     (e) if, after Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, Manager receives any payment of fees under the Management Agreement, or if Manager receives any other payment or distribution of any kind from Borrower or from any other person or entity in connection with the Management Agreement which Manager is not permitted by this Assignment to retain for its own account, such payment or other distribution will be received and held in trust for Lender and unless Lender otherwise notifies Manager, will be promptly remitted, in cash or readily available funds, to Lender, properly endorsed to Lender, to be applied to the principal of, interest on and other amounts due under the loan documents evidencing and securing the Loan in such order and in such manner as Lender shall determine in its sole and absolute discretion. Manager hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons or entities designated by Lender) as Manager’s true and lawful attorney in fact with power to endorse the name of Manager upon any checks representing payments referred to in this subsection;
     (f) Manager shall notify (telephonically, followed by written notice) Lender of Manager’s receipt from any person or entity other than Borrower of a payment with respect to Borrower’s obligations under the loan documents evidencing and securing the Loan, promptly after Manager obtains knowledge of such payment; and
     (g) during the term of this Assignment Manager will not commence, or join with any other creditor in commencing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings with respect to Borrower, without Lender’s prior written consent.
     11. Borrower agrees that after Borrower receives notice (or otherwise has actual knowledge) of an Event of Default, it will not make any payment of fees under or pursuant to the Management Agreement without Lender’s prior written consent.”

/s/ Ana Marie del Rio Borrower Initials

/s/ Kelli A. Tyler Lender Initials

/s/ ILLEGIBLE Manager Initials

Subordination of Property Management Fees	Form 4508-A 4/98 Page A-2
Modifications to Assignment of Management Agreement
© 1997-1998 Fannie Mae

EXHIBIT B
MODIFICATIONS TO ASSIGNMENT OF MANAGEMENT AGREEMENT
(Non-Standard Modifications)
     The following modifications are made to the text of the Agreement that precedes this Exhibit:
1.	Recital E is amended and restated in its entirety as follows:
     “E. Manager is willing to consent to this Assignment and, subject to the terms and conditions of this Agreement, to attorn to Lender upon a default by Borrower under the documents evidencing and securing the Loan, and perform its obligations under the Management Agreement for Lender, or its successors in interest, or to permit Lender to terminate the Management Agreement without liability.”
2.	In the third sentence of Section 1, the words “until the occurrence of an Event of Default” are deleted and replaced with the words “other than during the continuance of an Event of Default”.
3.	Clause (ii) of Section 2 is amended and restated in its entirety as follows:
     “(ii) the Management Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights of creditors generally,”
4.	The first sentence of Section 6 is amended and restated in its entirety as follows:
     “On the effective date of termination of the Management Agreement, Manager shall turn over to Lender all books and records relating to the Mortgaged Property (copies of which may be retained by Manager, at Manager’s expense), but only to the extent permitted by applicable law with respect to non-public information or upon receipt of a customary non-disclosure agreement, together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require.”

Non-Standard Rider to	Exhibit B	Page B-1
Assignment of Management Agreement

     5. All capitalized terms used in this Exhibit not specifically defined herein shall have the meanings set forth in the text of the Agreement that precedes this Exhibit.

/s/ Ana Marie del Rio Borrower’s Initials

/s/ Kelli A. Tyler Lender Initials

/s/ ILLEGIBLE Manager Initials

Non-Standard Rider to	Exhibit B	Signature Page
Assignment of Management Agreement